Exhibit 10.99

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (the “Waiver”) is dated this 15th day of May, 2025, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation with offices located at 18455 S. Figueroa Street, Gardena, CA 90248 (the “Company”) and the investor signatory hereto (the “Holder”).

WHEREAS, the Holder beneficially owns and holds (i) senior unsecured convertible promissory notes of the Company (the “Original Notes”), which were issued pursuant to that certain Securities Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “SPA”), dated as of March 21, 2025, by and among the Company and the purchasers party thereto; (ii) warrants to purchase Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Original Warrants”), which were issued pursuant to the SPA; (iii) shares of the Company’s Series B preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), which were issued pursuant to the SPA; and (iv) Incremental Warrants to purchase additional unsecured convertible promissory notes of the Company (the “Incremental Notes” and, together with the Original Notes, the “SPA Notes”), additional warrants to purchase Common Stock (the “Incremental Common Warrants” and, together with the Original Warrants, the “SPA Warrants”), and additional shares of Series B Preferred Stock, if applicable. Capitalized terms not defined herein shall have the meaning as set forth in the SPA.

WHEREAS, pursuant to Section 4.12(d) of the SPA, the Company is required to use commercially reasonable efforts to file one registration statement (the “Registration Statement”) providing for the resale by the Purchasers of all shares of Common Stock issuable pursuant to the conversion of the SPA Notes and the exercise of SPA Warrants (collectively, the “Covered Securities”).

WHEREAS, the Holder desires to waive, in part, to the extent set forth herein, Section 4.12(d) of the SPA with respect to the Holder’s registration rights pertaining to certain of the Covered Securities.

WHEREAS, the Company and the Holder intend to enter into certain amendment to the terms of the SPA as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Waiver. The Holder hereby irrevocably agrees to waive, in part, Section 4.12(d) of the SPA such that (a) the Company will be permitted to register on the Registration Statement the shares of Common Stock issuable upon conversion of the Original Notes and (b) the Company will not be required to register on the Registration Statement any shares of Common Stock underlying (i) the Original Warrant or (ii) Securities to be issued at Subsequent Closings, provided, however, the Company agrees to use commercially reasonable efforts to file a subsequent registration statement to register (x) the unregistered portion of the Covered Securities for resale by the Holder within 45 calendar days after the later of (1) the date on which the Registration Statement is declared effective and (2) the date that the Holder so requests and (y) the shares of Common Stock underlying Securities issued at a Subsequent Closing within 45 calendar days after the later of (1) the date on which the Registration Statement is declared effective and (2) the date of such applicable Subsequent Closing. This Waiver is effective (the “Effective Date”) as of the time of execution of this Waiver by the Company and the Holder and one or more other waivers (each, an “Other Waiver”, and collectively, the “Other Waivers”) identical in form and substance to this Waiver signed by the Company and other holders (each, an “Other Holder”, and collectively, the “Other Holders”) of SPA Notes and/or SPA Warrants who, together with the Holder, represent the Required Purchasers.

Section 2. Amendments. Notwithstanding any provision to the contrary contained in the SPA, the parties hereto agree, effective as of the Effective Date, Section 2(b)(ii) of the SPA is amended and restated as follows:

“(ii) After the First Closing, the purchase and issuance of the subsequent Notes and associated Common Warrants, Incremental Warrants and shares Series B Preferred Stock shall take place in another three Closings: (A) on the tenth (10th) Business Day following the First Closing (the “Second Closing”); (B) on the tenth (10th) Business Day following the later of (1) the effective date of the Registration Statement (as defined below) and (2) the receipt of the Stockholder Approval (as defined below) (the “Third Closing”); and (C) on the tenth (10th) Business Day following the Third Closing (the “Fourth Closing”), in each case, subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.3 hereof; provided, however that if any such conditions are not satisfied by such date the applicable Subsequent Closing may be extended up to an additional twenty (20) Business Days; provided; however, that during such 20 Business Day period, for the purpose of determining the satisfaction of the condition set forth under Section 7.1(j) for each Subsequent Closing, (x) the closing price of the Common Stock must be equal to or greater than $1.00 per share on such Closing Date and (y) the value of the average daily trading volume of the Common Stock on the Trading Market must be equal to or greater than Four Million Dollars ($4,000,000) for the five (5) consecutive Trading Day period ending on such Closing Date; provided, further, that in the event that the closing price of the Common Stock is below $1.00 during such twenty (20) Business Day period, the applicable Subsequent Closing (as defined below) shall occur within twenty (20) Business Days following the first (1st) Trading Day on which the closing price of the Common Stock is equal to or greater than $1.00. If such conditions are not satisfied by the end of the applicable twenty (20) Business Day period, such commitment to purchase and issue such subsequent Notes and all other commitments under this Agreement to purchase any Notes and associated Common Warrants, Incremental Warrants and shares of Series B Preferred Stock at the applicable Subsequent Closing shall automatically terminate. At each Subsequent Closing, each applicable Purchaser shall purchase the applicable subsequent Notes and associated Common Warrants, and Incremental Warrants in accordance with the amounts equal 25% of the Note Commitment Amount set forth opposite such Purchaser’s name on the Commitment Annex, and a number of shares of Series B Preferred Stock equal to the lesser of (1) the number of Conversion Shares into which such Purchaser’s Note issued in such Subsequent Closing is convertible and (2) the product of (x) such Purchaser’s Commitment Percentage multiplied by (y) the Series B Preferred Cap minus the number of shares of Series B Preferred Stock then owned by the Purchaser, and disburse the net proceeds from the purchase of the subsequent Notes pursuant to the Flow of Funds delivered by the Issuer; provided, that the Company shall have the right, in its sole discretion, to reduce the portion of a Purchaser’s Note Commitment Amount to be funded at any Closing. The Second Closing, Third Closing and Fourth Closing may each be referred to herein as a “Subsequent Closing”.”

Section 3. Governing Law; Jurisdiction; Waiver of Jury Trial. This Waiver shall be construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Waiver shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS WAIVER.

Section 4. Counterparts. This Waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same Waiver and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 5. Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver in that jurisdiction or the validity or enforceability of any provision of this Waiver in any other jurisdiction.

Section 6. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 7. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Holder with respect to the Waiver (each, a “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Waiver. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Waiver shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Waiver shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7 shall apply similarly and equally to each Settlement Document.

Section 8. Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 9. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City time, on the Business Day immediately following the date of this Waiver, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching this Waiver as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Waiver or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder, on the other hand, shall terminate. Neither the Company, its Subsidiaries, nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (a) in substantial conformity with the 8-K Filing and substantially contemporaneously therewith or (b) as is required by applicable law and regulations or requested by a governmental authority or self-regulatory organization (provided that in the case of clause (i), the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, except as required by applicable law or regulation or requested by a governmental authority or self-regulatory organization, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclosure the name of the Holder in any filing, announcement, release or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

[Company signature page to the Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

THE HOLDER:

________________________

By:
Name:
Title:

ADDRESS:

[Holder signature page to the Waiver]